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Exhibit 10.9

SHARE PLEDGE AGREEMENT

dated 22 January, 2004

between

CONCORDIA BUS NORDIC AB (PUBL)

as Pledgor

and

Deutsche Trustee Company Limited

as Security Trustee

in respect of shares in

Swebus Express AB, Interbus AB, Swebus AB,
Swebus Fastigheter AB and Swebus Busco AB

ADVOKATFIRMAN LINDAHL

        THIS SHARE PLEDGE AGREEMENT is dated 22 January, 2004 and made between:

  (1)
  CONCORDIA BUS NORDIC AB (PUBL) (a company incorporated under the laws of Sweden) of c/o Swebus AB, Solna Strandväg 78, 171 54 Solna, Sweden (corporate identity no 556031-8569), (the "Pledgor"); and

  (2)
  Deutsche Trustee Company Limited of Winchester House; 1 Great Winchester Street; London EC2N 2DB, on its own behalf and as duly authorised representative of each of the Secured Parties (the "Security Trustee", which expression shall include each successor Security Trustee appointed from time to time).

        WHEREAS:

    a)
    by an indenture made among the Pledgor, Swebus AB, Swebus Busco AB, Swebus Express AB, Interbus AB, Swebus Fastigheter AB, Alpus AB, Enköping-Bålsta Fastighets AB, Malmfältens Omnibus AB, Concordia Bus Finland Oy Ab, Ingenjor M.O: Schoyen Bilcentraler AS, Concordia Bus Nordic Holding AB and Deutsche Bank Trust Company Americas as trustee (the "Trustee"), dated 22 January, 2004 (the "Indenture") the Pledgor has issued senior secured notes in the aggregate principal amount of € 130,000,000 (the "Notes");

    b)
    the Pledgor owns 5,000 shares of Swebus Express AB (corporate identity no 556358-3276), 5,000 shares of Interbus AB (corporate identity no 556097-8990), 3,000 shares of Swebus AB (corporate identity no 556057-0128), 10,000 shares of SWEBUS FASTIGHETER Aktiebolag (corporate identity no 556031-3354) and 1,000 shares of Swebus BusCo AB (corporate identity no 556583-0527) (the "Companies", and each of them a "Company"), representing 100 per cent of the registered and paid-up share capital of each of the Companies;

    c)
    it is a condition precedent of the Indenture that the Pledgor enters into this Agreement and hereby secures the Secured Obligations (as defined below); and

    d)
    the Security Assets (as defined below) presently are held by Nordea Bank Norge ASA ("Nordea") as a first priority security under an amended and restated facility agreement dated February 15, 2002 (the "Senior Facility").

        IT IS HEREBY AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

  1.1
  In this Agreement:

    "Closing Date" means the date on which (i) the proceeds of the Notes have been received by the Trustee and (ii) the Senior Facility has been discharged by payment to Nordea of an amount of such proceeds sufficient to prepay the Senior Facility in full;

    "Dividends" means all dividends in cash or in kind and all interest paid or payable after the date hereof on the Shares and the Subsequent Instruments or any of them;

    "Finance Documents" means the Security Documents and the Indenture;

    "Holders" means, from time to time, the holders of the Notes, and a "Holder" means any one of them;

    "Nordea Pledge" means the pledge over the Security Assets under the Senior Facility;

    "Proceeds" means the proceeds from the sale of Security Assets, together with any moneys received by the Security Trustee in respect of the Security Assets, after deduction of all costs and expenses (including legal fees) incurred by the Secured Parties in connection with the enforcement of this Agreement and the sale of the Security Assets;

    "Secured Obligations" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Pledgor to any of the Secured Parties under or pursuant to the Finance Documents, in each case together with all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Finance Documents;

    "Secured Parties" means each and all of the Security Trustee and the Trustee (as represented by the Security Trustee) on their own behalf and as duly authorized representative of the Holders;

    "Security Assets" means the Shares, the Subsequent Instruments, the Dividends and the Proceeds;

    "Security Documents" means this Agreement and any other agreement or documents defined as a Security Document in the Indenture;

    "Shares" means all shares presently issued by the Companies and represented by the Share Certificates;

    "Share Certificates" means the share certificates representing the Shares; and

    "Subsequent Instruments" means all shares, certificates, convertible debt instruments and other securities, rights, moneys or property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of any of the Shares or in substitution or exchange for any of the Shares;

  1.2
  In this Agreement, unless the contrary intention appears, a reference to:

  a)
  a provision of law is a reference to that provision as amended or re-enacted;

  b)
  a person includes its successors and assigns; and

  c)
  any document is a reference to that document as amended, novated or supplemented.

  1.3
  Terms defined in the Indenture shall have the same meanings when used in this Agreement unless otherwise defined in this Agreement.

  1.4
  If either the Security Trustee or the Trustee considers that in respect of an amount paid to a Secured Party under a Finance Document there is a reasonable risk that such payment will be avoided or otherwise set aside upon the liquidation or bankruptcy of the payer or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Agreement.

2.     PLEDGE OF SECURITY ASSETS

  2.1
  The Pledgor hereby irrevocably and unconditionally, on the terms and conditions set out herein, pledges to each of the Secured Parties represented by the Security Trustee in its capacity as duly authorised representative of the Secured Parties and on its own behalf all of the Pledgor's rights, title and interest in and to the Security Assets for the purpose of constituting a first priority pledge to secure the due and punctual performance of the Secured Obligations.

3.     PERFECTION OF SECURITY

  3.1
  The Pledgor shall immediately upon the execution of this Agreement deliver to a third party as directed by the Security Trustee the Share Certificates duly endorsed in blank or procure that such delivery is made in accordance with Clause 3.4 below. Should any shares be issued in the future, the Pledgor shall promptly deliver to a third party as directed by the Security Trustee any share certificates evidencing such shares duly endorsed in blank together with any coupons and another documents pertaining thereto.

  3.2
  The Pledgor shall notify each Company of the pledge over the Shares created by this Agreement by sending a notice to each of the Companies in the form set out in Schedule 1, and procure that each of the Companies acknowledges receipt of such notice and registers the pledge created by this Agreement in the share register of each of the Companies. The Pledgor shall further procure that each of the Companies provides a certified copy of their share registers to the Security Trustee.

  3.3
  Upon the issue of any Subsequent Instrument, the Pledgor shall promptly deliver to a third party as directed by the Security Agent or procure the delivery to the third party as directed by the Security Agent of all documents of title in respect of such Subsequent Instrument together with such other documents as the Security Agent in its absolute discretion may consider appropriate.

  3.4
  On the Closing Date the Pledgor shall procure

  a)
  that a third party as directed by the Security Trustee receives from Nordea all Share Certificates, which shall be duly endorsed in blank by the Pledgor, whereupon a third party as directed by the Security Trustee shall hold the Share Certificates as duly authorised representative of the Secured Parties;

  b)
  that Nordea notifies the Companies of the release of the Nordea Pledge over the Shares;

  c)
  that the Companies register the release of the Nordea Pledge in their share registers; and

  d)
  that the Companies provide a certified copy of their share registers to the Security Trustee.

4.     REPRESENTATIONS AND WARRANTIES

  4.1
  The Pledgor represents and warrants to each of the Secured Parties that:

  a)
  the Pledgor is a limited liability company duly incorporated and validly existing under the laws of Sweden;

  b)
  the Pledgor has the power to enter into, deliver and perform, and has taken all necessary action to authorise the entry into, delivery and performance of this Agreement and the transactions contemplated by this Agreement;

  c)
  this Agreement constitutes legally valid and binding obligations of the Pledgor enforceable in accordance with its terms (except as such enforcement may be limited by any relevant bankruptcy, insolvency, receivership or similar laws affecting creditors' rights generally);

  d)
  this Agreement does not and will not breach or constitute a default under the constitutional documents of the Pledgor or any document, instrument or obligation, law or regulation to which the Pledgor is a party or by which it is bound;

  e)
  this Agreement constitutes a first priority pledge enforceable against the Pledgor and a liquidator or receiver of the Pledgor and third party creditors of the Pledgor;

    f)
    all necessary consents and authorisations required in relation to the entry into, performance, validity and enforceability of this Agreement have been obtained and are in full force and effect;

    g)
    the Pledgor is the sole, absolute and beneficial owner of the Security Assets;

    h)
    the Companies are limited liability companies duly incorporated and validly existing under the laws of Sweden;

    i)
    the Shares represent 100 per cent of all the issued shares of each of the Companies;

    j)
    the Shares have been fully paid up; and

    k)
    other than as created pursuant to this Agreement the Security Assets are free from any encumbrances and any options or rights of pre-emption.

  4.2
  The representations and warranties set out in Clause 4.1 are made on the date of this Agreement and are deemed to be repeated by the Pledgor on each date for interest payment under the Indenture with reference to the facts and circumstances then existing.

5.     COVENANTS

  5.1
  The Pledgor hereby covenants with each of the Secured Parties that during the continuance of this Agreement the Pledgor will:

  a)
  not sell, transfer or otherwise dispose of the Security Assets or any part thereof or interest therein or permit the same to occur;

  b)
  not grant any option in the Security Assets;

  c)
  not create or permit to subsist any Lien on, over, with respect to or otherwise affecting the whole or any part of the Security Assets (other than Permitted Liens under the Indenture and except for the rights of the Secured Parties under this Agreement);

  d)
  immediately on conversion of any Security Assets from certificated to uncertificated form, give such instructions or directions, including but not limited to a notification to VPC Värdepapperscentralen AB, as the Security Trustee may require in order to protect and preserve the pledge to the Secured Parties;

  e)
  immediately upon the issue of any Subsequent Instruments, deliver to the Security Trustee or procure the delivery to the Security Trustee of documents of title in respect of such Subsequent Instruments together with such other documents as the Security Trustee in its absolute discretion may consider appropriate;

  f)
  not hold any security from any other person in respect of the Pledgor's liability under this Agreement; and

  g)
  the Pledgor shall, and shall procure that the Companies shall, at any time, if and when required by the Security Trustee and at the Pledgor's cost, promptly and duly do all such further acts and execute and deliver any and all such further documents as may in the opinion of the Security Trustee be necessary in order to give full effect to this Agreement and to secure to the Security Trustee the full benefit of the rights, powers and remedies conferred upon it in this Agreement, and the Pledgor shall use its best endeavours to obtain third party consent where such consent is required in order to give full effect to such act or document.

6.     EXERCISE OF SHAREHOLDER RIGHTS

  6.1
  Provided that no Default or Event of Default has occurred, the Pledgor shall be entitled to exercise or cause to be exercised any voting rights and the right to receive Dividends attached to the Security Assets.

  6.2
  The Pledgor shall not, except as permitted by the terms of the Indenture, without the prior written consent of the Security Trustee, vote for any resolution of the shareholders of any of the Companies, and shall procure that the directors of any of the Companies shall not, except as permitted by the terms of the Indenture, without such consent vote for any resolution of the board of any of the Companies

  a)
  authorising an issue of Subsequent Instruments or a redemption of Security Assets;

  b)
  for the liquidation or winding up of any of the Companies (unless required by mandatory legislation);

  c)
  for the commencement of proceedings or any other actions which may adversely affect the effectiveness or value of the Security Assets;

  d)
  which would impede the ability of the Security Trustee to transfer the security granted hereunder in accordance with this Agreement; or

  e)
  which would in any way be inconsistent with the provisions of the Finance Documents.

  6.3
  Upon the occurrence of and during the continuance of a Default or Event of Default, the Security Trustee shall have the exclusive right to (i) exercise or cause to be exercised any voting rights and (ii) receive any Dividends which may be applied by the Security Trustee as though they were Proceeds.

  6.4
  The Pledgor shall issue irrevocable powers of attorney to the Security Trustee in form and substance satisfactory to the Security Trustee as set out in Schedule 2 authorising the Security Trustee to vote for the Shares at shareholders' meetings of the Companies. The powers of attorney shall be renewed annually at the request of the Security Trustee. The Pledgor shall further promptly furnish the Security Trustee with copies of notices of shareholders' meetings and all other corporate documents which the Pledgor receives in its capacity as a shareholder of the Companies.

  6.5
  The Pledgor hereby irrevocably and unconditionally undertakes to refrain from making use of any pre-emption rights or other such rights under the articles of association of any of the Companies or any agreement that the Pledgor may have in relation to or following the sale of the Security Assets or any of them pursuant to this Agreement.

7.     CONTINUING SECURITY

  7.1
  The security constituted by this Agreement shall be a continuing security and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations and shall be binding until all the Secured Obligations have been irrevocably paid and discharged in full.

  7.2
  Until all the Secured Obligations have been irrevocably paid and discharged in full any Secured Parties may refrain from applying or enforcing any other security, moneys or rights held or received by that Secured Party or apply and enforce the same in such manner and order as the Secured Party or the Security Trustee sees fit and the Pledgor shall not be entitled to the benefit of the same and waives any right it may have of first requiring a Secured Party or the Security Trustee to proceed against or enforce any other right or security or claim payment from any other person before enforcing this Agreement.

  7.3
  This Agreement is in addition to any present and future guarantee, collateral, lien or other security held by the Security Trustee. The Secured Parties' rights hereunder are in addition to and not exclusive of those provided by law and may be exercised from time to time and as often as the Security Trustee deems expedient.

8.     ENFORCEMENT OF PLEDGE

  8.1
  Upon the Security Trustee serving notice on the Pledgor following the occurrence of a Default or an Event of Default demanding the immediate repayment of any outstanding amount of the Secured Obligations and at all times thereafter, so long as the same shall be continuing, the Security Trustee may, in addition to any other remedies provided herein or in the Indenture or by applicable law, sell the Shares or any part thereof to a third party, for cash or other value, publicly or privately in such manner and on such terms, acting with due care, as the Security Trustee in its sole discretion deems fit, after the Security Trustee has given the Pledgor seven (7) business days prior notice of the time and place of any public sale or, as the case may be, the time after which a private sale may be made, and the Security Trustee shall not be liable for any loss arising from or in connection with the realisation of the Shares or any part thereof provided that it has acted with due care.

  8.2
  All costs and expenses (including legal fees) incurred by the Security Trustee and the Trustee in connection with the enforcement of the security created by this Agreement shall be borne by the Pledgor and the Pledgor shall indemnify and hold the Security Trustee harmless in respect of such costs and expenses.

  8.3
  Chapter 10 Section 2 of the Swedish Commercial Code (Sw: Handelsbalken 10:2) shall not apply to this Agreement.

  8.4
  All moneys received by the Security Trustee in exercise of the rights, powers and remedies under this Agreement or by law shall be applied by the Security Trustee in the manner and order set out in the Indenture.

  8.5
  For the purpose of enforcing the security created by this Agreement upon the occurrence of a Default or an Event of Default, the Pledgor irrevocably authorises and empowers the Security Trustee to act in the name of the Pledgor, and on behalf of the Pledgor to do all acts and take any necessary or appropriate steps in respect of the sale of the Security Assets. The power of attorney set out in this Clause 8.5 and Schedule 3 shall be valid for as long as this Agreement remains in force.

9.     DISCHARGE OF SECURITY ASSETS

  9.1
  Subject to Clause 7.1, upon the irrevocable payment or discharge in full of the Secured Obligations the Security Trustee shall or shall procure that its nominees or agents shall (as the case may be) at the request and cost of the Pledgor transfer to the Pledgor all the right, title and interest in or to the Security Assets of the Security Trustee and the Secured Parties free from the security in this Agreement.

  9.2
  Any release, discharge or settlement between the Pledgor and the Security Trustee in relation to this Agreement shall be conditional upon no disposition or payment to the Security Trustee or any Secured Party by the Pledgor or any other person being avoided, set aside or ordered to be refunded pursuant to any law relating to insolvency or for any other reason.

  9.3
  If any such disposition or payment is avoided, set aside or ordered to be refunded the Pledgor shall retransfer the Share Certificates to the Security Trustee and the Security Trustee shall be entitled to enforce this Agreement against the Pledgor as if such release, discharge or settlement had not occurred and any such disposition or payment not been made.

10.   THE SECURITY TRUSTEE

  10.1
  The Security Trustee shall at all times act as the duly authorised representative (Sw: befullmäktigat ombud) of the Secured Parties and shall, when exercising its rights and fulfilling its obligations under this Agreement, comply with the relevant provisions of the Security Trustee Agreement (as defined in the Indenture).

  10.2
  The Security Trustee may at any time (1) delegate to any person all or any of its rights, powers and discretions under this Agreement on such terms (including the power to subdelegate) as the Security Trustee sees fit and (2) employ agents, managers, employees, advisers and others on such terms as the Security Trustee sees fit for any of the purposes set out in this Agreement, provided that in each such case it uses due care in selecting such delegate.

11.   WAIVERS

  11.1
  The liability of the Pledgor under this Agreement shall not be prejudiced, affected or diminished by any act, omission, circumstance or matter which but for this provision might operate or release or otherwise exonerate the Pledgor from its obligations under this Agreement in whole or in part, including without limitation and whether or not known to the Pledgor or any Secured Party:

  a)
  any time or waiver granted to, or composition with any other person;

  b)
  the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any other person;

  c)
  any legal limitation, disability, incapacity or other circumstances or the bankruptcy, liquidation or change in the name or constitution of any other person;

  d)
  any variation or extension, any increase, exchange, renewal, surrender, release or loss of or failure to perfect any security or of any non-observance of any formality in respect of any instruments; and

  e)
  any unenforceability or invalidity of the Secured Obligations or of any obligations of any other person or security, to the intent that the Pledgor's obligations under this Agreement shall remain in full force and this Agreement be construed accordingly as if there were no such unenforceability or invalidity.

  11.2
  Any waiver by the Security Trustee or any Secured Party of any terms of this Agreement or any consent or approval given by any of them under it shall be effective only if given in writing and then only for the purpose and upon the terms and conditions (if any) on which it is given. No delay or omission on the part of the Security Trustee or any Secured Party in exercising any right or remedy under this Agreement shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Agreement of that or any other right or remedy.

12.   INDEMNITY

  12.1
  The Pledgor will fully indemnify and hold harmless each Secured Party in respect of all liabilities and expenses incurred by it (1) in the execution or purported execution of any rights, powers or discretion in accordance with this Agreement, (2) in the preservation or enforcement of its rights under this Agreement or (3) on the release of any part of the Security Assets from the security created by this Agreement, unless it is finally judicially determined that such liability or expense has resulted from the gross negligence or wilful misconduct of such Secured Party.

  12.2
  The Pledgor shall on demand and on a full indemnity basis pay to the Security Trustee the amount of all costs and expenses and other liabilities (including legal and out-of-pocket expenses and any tax or value added tax on such costs and expenses) which the Security Trustee or any Secured Party incurs in connection with:

  a)
  the preparation, negotiation, execution and delivery of this Agreement;

  b)
  any payment of stamp duty or stamp duty reserve tax or registration fees in respect of the pledge created hereunder or any transfer of the Security Assets pursuant hereto;

  c)
  any actual or proposed amendment or waiver or consent under or in connection with this Agreement:

  d)
  any discharge or release of the pledge in this Agreement; or

  e)
  the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of the pledge or any other right in this Agreement;

    unless it is finally judicially determined that such liability or expense has resulted from the gross negligence or wilful misconduct of the Security Trustee.

13.   MISCELLANEOUS

  13.1
  The Pledgor may not assign any of its rights under this Agreement. Each Secured Party may assign all or any part of their rights under this Agreement in accordance with, and in connection with a transfer under, the Indenture.

  13.2
  This Agreement shall remain in full force and effect notwithstanding any amendments or variations from time to time to any of the Finance Documents and all references to a Finance Document herein shall be taken as referring to that Finance Document as amended or varied from time to time (including, without limitation, any increase in the amount of the Secured Obligations).

  13.3
  If any provision of this Agreement is or becomes illegal, invalid or unenforceable that shall not affect the validity or enforceability of any other provision of this Agreement.

  13.4
  This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

  13.5
  All sums payable by the Pledgor under this Agreement shall be paid without any set-off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Pledgor will, simultaneously with making the relevant payment under this Agreement, pay to the Security Trustee such additional amount as will result in the receipt by the Security Trustee of the full amount which would otherwise have been receivable and will supply the Security Trustee promptly with evidence satisfactory to the Security Trustee that the Pledgor has accounted to the relevant authority for the sum withheld or deducted.

  13.6
  Any statement, certificate or determination of the Security Trustee as to the amount of the Secured Obligations or (without limitation) any other matter provided for in this Agreement shall in the absence of manifest error be conclusive and binding on the Pledgor.

14.   NOTICES

  14.1
  Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax or letter.

  14.2
  Any notice or other communication to be given by one party to another under this Agreement shall (unless one party has by 15 days' notice to the other party specified another address) be given to that other party at the respective addresses given in Clause 14.3.

  14.3
  The address and fax number of the Pledgor and the Security Trustee are:

      the Pledgor:

      Concordia Bus Nordic AB (publ)
      Solna Strandväg 78
      171 54 Solna

      Attention: Chairman of the Board
      Fax: +46 8 546 300 10

      the Security Trustee:

      Deutsche Trustee Company Limited
      Winchester House
      1 Great Winchester Street
      London EC2N 2DB

      Attention: Managing Director
      Fax: +44 20 7547 6149

  14.4
  Any notice or other communication given by one party to another shall be deemed to have been received:

  a)
  if sent by fax, with a confirmed receipt of transmission from the sending machine, on the day on which transmitted;

  b)
  in the case of a notice given by hand, on the day of actual delivery; and

  c)
  if posted, on the second business day or, in the case of airmail, the fifth business day following the day on which it was despatched by first class mail postage prepaid or, as the case may be, airmail postage prepaid;

    provided that a notice given in accordance with the above but received on a day which is not a business day or after normal business hours in the place of receipt shall be deemed to have been received on the next business day.

15.   GOVERNING LAW AND JURISDICTION

  15.1
  This Agreement is governed by and shall be construed in accordance with Swedish law.

  15.2
  The parties agree that the courts of Sweden shall have jurisdiction to settle any disputes which may arise in connection with this Agreement Agreement and that any final (Sw. lagakraftvunnen) judgment or order of a Swedish court in connection with this Agreement is conclusive and binding on them and may be enforced against them in the court of any other jurisdiction. This Clause 15.2 is for the benefit of the Secured Parties only and shall not limit the right of any of the Secured Parties to bring proceedings against the Pledgor in connection with any Finance Document in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

Signatories

The Pledgor

Concordia Bus Nordic AB (publ)

The Security Trustee

Deutsche Trustee Company Limited

on its own behalf and as duly authorised
representative for each of the Secured Parties

We hereby acknowledge that we have been notified of the content of this Agreement:

The Companies

SWEBUS FASTIGHETER AB

SWEBUS AB

SWEBUS EXPRESS AB

INTERBUS AB

SWEBUS BUSCO AB

Schedule 1

To: Each of the Companies

FORM OF NOTICE

Dear Sirs,

        This is to notify you that under a pledge agreement between ourselves and Deutsche Trustee Company Limited on its own behalf and on the behalf of the Secured Parties (the Security Trustee) dated 22 January, 2004 (the Pledge Agreement) we have pledged to the Security Trustee all our rights, title and interest in all issued and outstanding shares of [insert name of relevant companies] (the Companies) and all other shares issued by each of the Companies from time to time owned by ourselves (the Shares) together with all dividends and other distributions and interest paid or payable after the date hereof on the Shares and all certificates, shares, securities (including any convertible debt instruments, warrants or the dividends or interest thereon), rights, moneys or property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of the Shares or in substitution or exchange for the Shares (the Subsequent Instruments).

        The pledge created by the Pledge Agreement shall be registered in the share register of each of the Companies and the Security Trustee shall be registered as having the rights to the Shares and the Subsequent Instruments as set out above. Please note that any dividend on the Shares shall be paid to ourselves until other instructions are given to you by the Security Trustee.

        We kindly request that you confirm your receipt and acknowledgement of the above by returning signed copies of this notification to each of the Security Trustee and ourselves.

[place], [date]

Concordia Bus Nordic AB (publ)

Name:

We hereby acknowledge receipt of this letter and confirm that the pledge has been noted in the share register. We further confirm that we will pay all dividends and other distributions to the Security Trustee when so instructed in writing by the Security Trustee.

[Place], [Date]

Name:

Schedule 2

Form of Power of Attorney

        This power of attorney is issued pursuant to a pledge agreement dated 22 January, 2004 (the "Pledge Agreement") made between Concordia Bus Nordic AB (publ) (the "Pledgor") and Deutsche Trustee Company Limited on its own behalf and as duly authorized representative of the secured parties (the "Security Trustee").

        The Pledgor hereby empowers any person duly appointed by the Security Trustee to attend all general meetings of the shareholders of [company] (corporate identity no. [    ]) as the Pledgor's representative and to vote at such general meeting for all shares in the company owned by the Pledgor.

        This power of attorney is irrevocable and will exclude the Pledgor from exercising the voting rights at the general meetings of the shareholders of the company.

        This power of attorney shall become effective form the date it is signed and it shall remain in force for one year from such date.

Date:

Concordia Bus Nordic AB (publ)

Name:

Schedule 3

POWER OF ATTORNEY

        This power of attorney is issued pursuant to a pledge agreement dated 22 January, 2004 (the "Pledge Agreement") made between Concordia Bus Nordic AB (publ) (the "Pledgor") and Deutsche Trustee Company Limited on its own behalf and as duly authorized representative of the Secured Parties (the "Security Trustee").

        The Pledgor hereby, upon the occurrence of a Default or an Event of Default as defined in Pledge Agreement, irrevocably authorises and empowers the Security Trustee to act in the name of the Pledgor, and on behalf of the Pledgor to do all acts and take any necessary or appropriate steps in respect of the sale of the Security Assets.

        This power of attorney shall become effective form the date it is signed and it shall be valid for as long as the Pledge Agreement remains in force.

Date:

Name:

QuickLinks

SHARE PLEDGE AGREEMENT dated 22 January, 2004 between CONCORDIA BUS NORDIC AB (PUBL) as Pledgor and Deutsche Trustee Company Limited as Security Trustee in respect of shares in Swebus Express AB, Interbus AB, Swebus AB, Swebus Fastigheter AB and Swebus Busco AB